                                                                      EXHIBIT 16

                     [LANE GORMAN TRUBITT, LLP LETTERHEAD]




June 12, 1998

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Clark/Bardes Holdings, Inc. (the "Company"), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 11(i) of Form S-1, as part of the Company's registration statement on Form S-1. We agree with the statements concerning our firm in such Form S-1.


                                        /s/  LANE GORMAN TRUBITT, LLP
                                             Lane Gorman Trubitt, LLP